SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2007

WASHINGTON MUTUAL, INC.
(Exact name of Registrant as specified in its charter)

Washington	1-14667	91-1653725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 SECOND AVENUE
SEATTLE, WASHINGTON 98101
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (206) 461-2000

(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 23, 2007, Washington Mutual, Inc. (“WMI”) filed Articles of Amendment with the Washington Secretary of State for the purpose of amending its Articles of Incorporation to establish the preferences, limitations, voting powers and relative rights of its Series M Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock, no par value and with a liquidation preference of $1,000,000 per share. The Articles of Amendment became effective upon the filing with the Washington Secretary of State.  A copy of the Articles of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

SECTION 8 – OTHER EVENTS

Item 8.01  Other Events

      Preferred Securities Offering

On May 24, 2007, Washington Mutual Preferred Funding Trust III, a Delaware statutory trust (“WaMu Delaware III”), closed the sale of $500,000,000 of its Fixed-to-Floating Rate Perpetual Non-cumulative Trust Securities, liquidation preference $100,000 per security (the “Trust Securities”).

In addition, on May 24, 2007, Washington Mutual Preferred Funding LLC, a Delaware limited liability company (“WaMu LLC”), closed the sale to WaMu Delaware III of $500,000,000 of WaMu LLC’s Fixed-to-Floating Rate Perpetual Non-cumulative Preferred Securities, Series 2007-A, liquidation preference $1,000 per security (the “Series 2007-A WaMu LLC Preferred Securities”).

WaMu Delaware III offered and sold the Trust Securities in reliance on Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and only to persons who are “qualified institutional buyers” within the meaning of Rule 144A and “qualified purchasers” within the meaning of Section 2(a)(51) of the U.S. Investment Company Act of 1940, as amended.

WaMu Delaware III used the proceeds of its offering to purchase from WaMu LLC a corresponding amount of the Series 2007-A WaMu LLC Preferred Securities.

University Street, Inc., an indirect subsidiary of Washington Mutual Bank, a subsidiary of WMI (“WMB”), owns 100% of WaMu LLCs common, voting securities.  As a result, WaMu LLC is an indirect subsidiary of WMB and will be consolidated in accordance with generally accepted accounting principles applicable in the United States.  Management of WMI has concluded that its consolidated ownership of WaMu LLC should be characterized as a minority interest on WMI's and WMB's respective balance sheets, and for purposes of Financial Accounting Standards Board Interpretation No. 46R, that WaMu Delaware III should not be charactierized as a consolidated entity on WMI’s or WMB’s respective balance sheets.

Upon receipt, WMI intends to use the proceeds it receives in connection with the offering for general corporate purposes, which may include repurchases of shares of its publicly traded common stock.  Such repurchases would be effected in accordance with WMI’s existing common stock repurchase program, and may be made in the open market, through block trades, accelerated share repurchases, private transactions, or otherwise.

WMB has received confirmation from the Office of Thrift Supervision (the "OTS") that the Series 2007-A WaMu LLC Preferred Securities are eligible for treatment as core capital of WMB under the OTS' applicable regulatory capital regulations and intends to treat the Series 2007-A WaMu LLC Preferred Securities accordingly.

If the OTS so directs following the occurrence of an Exchange Event (defined below), each Trust Security will be automatically exchanged for a like amount of fixed-to-floating rate depositary shares representing a 1/1000th of a share of specified classes of preferred stock (the “WMI Preferred Stock”) of WMI.  “Exchange Event” means (a) WMB becoming “undercapitalized” under the OTS’ “prompt corrective action” regulations, (b) WMB being placed into conservatorship or receivership or (c) the OTS, in its sole discretion, directing such exchange in anticipation of WMB becoming “undercapitalized” in the near term or taking supervisory action that limits the payment of dividends, as applicable, by WMB, and in connection therewith, directs such exchange.

In connection with the closing of the transactions described above, on May 24, 2007, WMI entered into a Replacement Capital Covenant (the “Covenant”) whereby WMI agreed for the benefit of certain debt holders that it would not repurchase or redeem the Series 2007-A WaMu LLC Preferred Securities, the Trust Securities or the WMI Preferred Stock (including any depositary shares representing WMI Preferred Stock) unless such repurchase or redemption is made from proceeds of certain qualifying securities issuances and on other terms and conditions described in the Covenant.  A copy of the Covenant is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d)                Exhibits

Exhibit No.	Description
3.1	Articles of Amendment of Washington Mutual, Inc. with respect to the Series M Preferred Stock filed with the Washington Secretary of State on May 23, 2007.
99.1	Replacement Capital Covenant dated May 24, 2007, by Washington Mutual, Inc. in favor of specified debtholders.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2007		WASHINGTON MUTUAL, INC.
	By:	/s/ Fay L. Chapman Fay L. Chapman Senior Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment of Washington Mutual, Inc. with respect to the Series M Preferred Stock filed with the Washington Secretary of State on May 23, 2007
99.1	Replacement Capital Covenant dated May 24, 2007 by Washington Mutual, Inc. in favor of specified debtholders.